NATURAL RESOURCES GROUP, INC.

SEC PARAMETERS

ESTIMATED REMAINING RESERVES AND FUTURE NET REVENUE

COLORADO OIL & GAS PROPERTIES

AS OF NOVEMBER 1, 2014

McCartney Engineering, LLC
Consulting Petroleum Engineers
4251 Kipling Street, Suite 575 Wheat Ridge, CO 80033 (303)830-7208 Fax (303)830-7004

McCartney Engineering, LLC
Consulting Petroleum Engineers
4251 Kipling Street, Suite 575 Wheat Ridge, CO Phone (303)830-7208 Fax (303)830-7004

January 15, 2015

Mr. Paul Laird
Natural Resource Group, Inc.
1789 West Littleton Blvd
Littleton, Colorado 80120

Re: Natural Resource Group, Inc. Estimate of Remaining Reserves and Future Net Revenue for Certain Colorado Oil & Gas Properties pursuant to SEC guidelines for oil and gas reporting

Dear Mr. Laird:

Pursuant to your request, we have estimated the proved reserves, future production and future net revenue for certain oil & gas properties owned by Natural Resource Group, Inc. as of November 1, 2014. These properties are located in the state of Colorado. The reserve and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil & Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). Out third party study, completed on January 8, 2015 and presented herein, was prepared for public disclosure by Natural Resource Group in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. Only the proved developed producing and proved undeveloped categories have been included in this analysis. The effective date is November 1, 2014. Results are summarized below:

	Net Remaining Reserves As Of November 1, 2014		Estimated Future Net Revenue	
Reserve Category	Oil (BBL)	Gas (MCF)	Undiscounted	Discounted at 10 Percent
Proved Producing	6,256	51,298	$ 402,190	$ 235,860
Proved Undeveloped	24,256	19,016	825,889	443,185
Totals	30,511	70,314	$ 1,228,079	$ 679,045

A grand total summary cash flow is attached for the proved developed producing reserves. Also included is an individual well tabulation of the gross and net reserves, and discounted present worth value of the individual leases for the proved developed reserves. Production graphs and individual cash flows for each producing property also included.

Sources of Data

Lease names, locations, and historic pricing data were supplied by your office as well as working and net revenue interests, tax rates, and operating expense data. This data was accepted by McCartney Engineering, LLC as presented. McCartney reserves the right to revise the

associated reserve and economic projections if future information indicates discrepancies in the data provided.

Reserve Categories

The reserves included in this report are classified in the proved developed producing category. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. These reserves are segregated into two categories, proved developed producing and proved undeveloped.

Proved developed producing reserves are those which are expected to be produced from existing completion intervals now open for production in existing wells. Proved undeveloped reserves are those reserves recoverable by new wells on undrilled acreage offsetting productive wells that are reasonably certain of production when drilled.

Method of Assigning Reserves

Reserves were determined through the application of industry accepted evaluation methods. Since sufficient production history was available, remaining reserves were estimated from an extrapolation of past performance. Proved undeveloped reserves were determined by analogy with offset production completed in similar reservoirs.

Oil & Gas Prices

Oil & gas prices used in this analysis were based on the previous 12-month average actual prices pursuant to SEC guidelines. These prices were held constant for the life of the properties.

Expenses

Operating expenses for the individual properties were based on information supplied by your office. Production tax rates were calculated from the supplied revenue data.

Summary

The accuracy of any reserve estimate, especially when based on limited production history, is a function of available data and of engineering and geological interpretation and judgment. While the reserve estimates used herein are believed reasonable, they should be accepted with the understanding that subsequent reservoir performance, changes in pricing structure, or market demand may justify their revision. Reserve estimates based on limited performance history and reserves assigned to undrilled acreage are inherently less reliable than those based on lengthy production history.

McCartney Engineering, LLC makes no representation or warranty as to the ownership or title of the properties described herein, nor represents or warrants the economic viability of any oil and gas development conducted thereon. In our opinion, the above reserve and revenue estimates

fairly and approximately present the proved reserves of the subject properties with respect to the definitions, assumptions, and methodology described herein.

We appreciate the opportunity to provide you with this analysis. All related data is in our office and is available for your review.

Yours truly,
McCartney Engineering, LLC

Jack A. McCartney
Manager


COLORADO REGISTERED
JACK ALBERT McCARTNEY
14618
PROFESSIONAL ENGINEER

SUMMARIES

Annual CashFlow Report
Grand Totals

Summary Lease Report

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	6	110	954	88	750	91.25	4.83	11,662
12/2015	6	5,410	8,674	4,565	7,016	91.25	4.62	449,034
12/2016	7	6,118	9,576	5,169	7,801	91.25	4.57	507,267
12/2017	7	3,643	7,342	3,067	5,920	91.25	4.63	307,242
12/2018	7	2,788	6,345	2,341	5,088	91.25	4.66	237,294
12/2019	7	2,319	5,683	1,943	4,541	91.25	4.67	198,544
12/2020	7	2,011	5,176	1,683	4,124	91.25	4.68	172,900
12/2021	7	1,789	4,757	1,496	3,782	91.25	4.69	154,193
12/2022	7	1,618	4,397	1,351	3,489	91.25	4.69	139,642
12/2023	7	1,472	4,077	1,228	3,229	91.25	4.69	127,223
12/2024	7	1,340	3,783	1,117	2,991	91.25	4.69	115,971
12/2025	7	1,221	3,511	1,016	2,771	91.25	4.69	105,757
12/2026	7	1,112	3,260	925	2,568	91.25	4.70	96,482
12/2027	7	1,014	3,028	842	2,381	91.25	4.70	88,057
12/2028	7	925	2,813	767	2,208	91.25	4.70	80,403
Remainder:		3,539	14,809	2,912	11,658	91.25	4.85	322,322
Grand Total:		36,428	88,184	30,511	70,315	91.25	4.69	3,113,992

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	2,438	1,498	7,726	0	7,726	7,726	7,634
12/2015	24,625	42,997	381,411	750,000	-368,589	-360,863	-339,740
12/2016	44,625	48,061	414,581	0	414,581	53,718	354,744
12/2017	44,625	29,894	232,724	0	232,724	286,442	180,391
12/2018	44,625	23,445	169,224	0	169,224	455,666	119,131
12/2019	44,625	19,814	134,105	0	134,105	589,771	85,787
12/2020	44,625	17,372	110,903	0	110,903	700,673	64,479
12/2021	44,625	15,564	94,004	0	94,004	794,677	49,678
12/2022	44,625	14,139	80,878	0	80,878	875,555	38,853
12/2023	44,625	12,913	69,684	0	69,684	945,239	30,434
12/2024	44,625	11,800	59,546	0	59,546	1,004,785	23,644
12/2025	44,625	10,787	50,345	0	50,345	1,055,130	18,175
12/2026	44,625	9,865	41,992	0	41,992	1,097,122	13,783
12/2027	44,625	9,026	34,406	0	34,406	1,131,528	10,268
12/2028	44,625	8,261	27,517	0	27,517	1,159,045	7,467
Remainder:	218,206	35,082	69,034	0	69,034	1,228,079	14,315
Grand Total:	825,394	310,519	1,978,079	750,000	1,228,079	1,228,079	679,044

Discount Present Worth:

0.00 %	1,228,079
10.00 %	679,044
20.00 %	419,664
30.00 %	274,871
40.00 %	185,022
50.00 %	125,203
60.00 %	83,373
70.00 %	53,062
80.00 %	30,502
90.00 %	13,362
100.00 %	130

Economic Dates:

Effective Date	11/2014
Calculated Limit	08/2040
Economic Life	310 Months
	25 Years 10 Months

Economics Information:

Net Payout Date:	11/2014
Rate of Return:	>100 %
Return on Investment:	2.64
Disc Return on Invest:	1.99

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	63,793	441,217
Historic Gross	27,365	353,033
Gross at Eff Date	27,365	353,033
Remaining Gross	36,428	88,184
Remaining Net	30,511	70,315

Date: 1/15/2015 Time: 10:58 AM

Annual CashFlow Report
Totals for Reserve Class: Developed, Producing

Summary Lease Report

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	6	110	954	88	750	91.25	4.83	11,662
12/2015	6	638	5,504	509	4,322	91.25	4.83	67,327
12/2016	6	599	5,142	477	4,032	91.25	4.83	63,015
12/2017	6	562	4,805	447	3,763	91.25	4.83	58,986
12/2018	6	527	4,490	420	3,512	91.25	4.82	55,222
12/2019	6	495	4,197	393	3,277	91.25	4.82	51,705
12/2020	6	465	3,923	369	3,059	91.25	4.82	48,418
12/2021	6	437	3,668	346	2,856	91.25	4.82	45,347
12/2022	6	410	3,430	325	2,667	91.25	4.81	42,476
12/2023	6	386	3,208	305	2,490	91.25	4.81	39,793
12/2024	6	362	3,000	286	2,326	91.25	4.81	37,284
12/2025	6	341	2,807	268	2,172	91.25	4.81	34,939
12/2026	6	320	2,626	252	2,029	91.25	4.80	32,745
12/2027	6	301	2,457	237	1,896	91.25	4.80	30,694
12/2028	6	283	2,300	222	1,771	91.25	4.80	28,776
Remainder:		1,654	13,300	1,311	10,376	91.25	4.92	170,670
Grand Total:		7,892	65,812	6,256	51,298	91.25	4.84	819,059

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	2,438	1,498	7,726	0	7,726	7,726	7,634
12/2015	14,625	8,644	44,059	0	44,059	51,784	41,226
12/2016	14,625	8,078	40,311	0	40,311	92,096	34,291
12/2017	14,625	7,551	36,810	0	36,810	128,906	28,467
12/2018	14,625	7,058	33,539	0	33,539	162,445	23,580
12/2019	14,625	6,598	30,482	0	30,482	192,926	19,482
12/2020	14,625	6,169	27,624	0	27,624	220,551	16,051
12/2021	14,625	5,768	24,954	0	24,954	245,504	13,182
12/2022	14,625	5,394	22,457	0	22,457	267,961	10,785
12/2023	14,625	5,045	20,123	0	20,123	288,084	8,786
12/2024	14,625	4,718	17,941	0	17,941	306,025	7,121
12/2025	14,625	4,414	15,900	0	15,900	321,925	5,738
12/2026	14,625	4,129	13,991	0	13,991	335,916	4,590
12/2027	14,625	3,863	12,206	0	12,206	348,123	3,641
12/2028	14,625	3,615	10,537	0	10,537	358,659	2,857
Remainder:	105,706	21,433	43,531	0	43,531	402,190	8,428
Grand Total:	312,894	103,975	402,190	0	402,190	402,190	235,860

Discount Present Worth:

0.00 %	402,190
10.00 %	235,860
20.00 %	166,397
30.00 %	129,785
40.00 %	107,448
50.00 %	92,446
60.00 %	81,680
70.00 %	73,571
80.00 %	67,238
90.00 %	62,148
100.00 %	57,965

Economic Dates:

Effective Date	11/2014
Calculated Limit	08/2040
Economic Life	310 Months
	25 Years 10 Months

Economics Information:

Net Payout Date:	11/2014
Rate of Return:	>100 %
Return on Investment:	0.00
Disc Return on Invest:	0.00

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	35,257	418,845
Historic Gross	27,365	353,033
Gross at Eff Date	27,365	353,033
Remaining Gross	7,892	65,812
Remaining Net	6,256	51,298

Oneline Cashflow Report
Totals for Reserve Class: Developed, Producing

	---GROSS PRODUCTION---		----NET PRODUCTION----		---SALES---	------------EXPENSES------------			-----NET CASH FLOW------	
	BBL OIL	MCF GAS	BBL OIL	MCF GAS	TOTAL $	ALL TAXES	TOT COSTS	CAPITAL	CUMULATIVE	10 DISCNT
LEWTON CO F UNIT #1 ()	2,390	42,296	2,008	35,529	361,566	48,848	100,750	0	211,969	121,440
UPRR NICHOLS (1)	3,112	0	2,629	0	239,923	32,414	91,650	0	115,859	67,196
SHANNON-ROBERTS (1A)	1,260	13,194	737	7,718	102,603	7,182	61,669	0	33,751	19,837
SHANNON-ROBERTS (2, 3 & 4)	1,130	10,322	881	8,051	114,967	15,532	58,825	0	40,610	27,387
Grand Total:	7,892	65,812	6,255	51,298	819,059	103,976	312,894	0	402,189	235,860

Annual CashFlow Report
Totals for Reserve Class: Undeveloped, Non-Producing

Summary Lease Report

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	0	0	0	0	0	0.00	0.00	0
12/2015	0	4,772	3,170	4,056	2,694	91.25	4.29	381,706
12/2016	1	5,519	4,434	4,691	3,769	91.25	4.29	444,252
12/2017	1	3,081	2,538	2,619	2,157	91.25	4.29	248,256
12/2018	1	2,260	1,854	1,921	1,576	91.25	4.29	182,072
12/2019	1	1,823	1,486	1,550	1,263	91.25	4.29	146,839
12/2020	1	1,546	1,252	1,314	1,064	91.25	4.29	124,482
12/2021	1	1,352	1,089	1,149	925	91.25	4.29	108,846
12/2022	1	1,207	967	1,026	822	91.25	4.29	97,166
12/2023	1	1,086	870	923	739	91.25	4.29	87,430
12/2024	1	978	783	831	665	91.25	4.29	78,687
12/2025	1	880	704	748	599	91.25	4.29	70,818
12/2026	1	792	634	673	539	91.25	4.29	63,737
12/2027	1	713	570	606	485	91.25	4.29	57,363
12/2028	1	641	513	545	436	91.25	4.29	51,627
Remainder:		1,884	1,508	1,602	1,282	91.25	4.29	151,653
Grand Total:		28,536	22,372	24,256	19,016	91.25	4.29	2,294,933

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	0	0	0	0	0	0	0
12/2015	10,000	34,354	337,353	750,000	-412,647	-412,647	-380,967
12/2016	30,000	39,983	374,270	0	374,270	-38,378	320,453
12/2017	30,000	22,343	195,913	0	195,913	157,536	151,924
12/2018	30,000	16,386	135,685	0	135,685	293,221	95,552
12/2019	30,000	13,215	103,623	0	103,623	396,844	66,305
12/2020	30,000	11,203	83,278	0	83,278	480,123	48,428
12/2021	30,000	9,796	69,050	0	69,050	549,172	36,496
12/2022	30,000	8,745	58,421	0	58,421	607,593	28,068
12/2023	30,000	7,869	49,562	0	49,562	657,155	21,648
12/2024	30,000	7,082	41,605	0	41,605	698,760	16,523
12/2025	30,000	6,374	34,445	0	34,445	733,205	12,437
12/2026	30,000	5,736	28,000	0	28,000	761,205	9,192
12/2027	30,000	5,163	22,200	0	22,200	783,405	6,627
12/2028	30,000	4,646	16,980	0	16,980	800,386	4,610
Remainder:	112,500	13,649	25,504	0	25,504	825,889	5,887
Grand Total:	512,500	206,544	1,575,889	750,000	825,889	825,889	443,185

Discount Present Worth:

0.00 %	825,889
10.00 %	443,185
20.00 %	253,266
30.00 %	145,086
40.00 %	77,574
50.00 %	32,757
60.00 %	1,694
70.00 %	-20,509
80.00 %	-36,736
90.00 %	-48,786
100.00 %	-57,835

Economic Dates:

Effective Date	11/2014
Calculated Limit	09/2032
Economic Life	215 Months
	17 Years 11 Months

Economics Information:

Net Payout Date:	02/2017
Rate of Return:	60.66 %
Return on Investment:	2.10
Disc Return on Invest:	1.64

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	28,536	22,372
Historic Gross	0	0
Gross at Eff Date	0	0
Remaining Gross	28,536	22,372
Remaining Net	24,256	19,016

Oneline Cashflow Report
Totals for Reserve Class: Undeveloped, Non-Producing

	---GROSS PRODUCTION---		----NET PRODUCTION----		---SALES---	------------EXPENSES------------			-----NET CASH FLOW------	
	BBL OIL	MCF GAS	BBL OIL	MCF GAS	TOTAL $	ALL TAXES	TOT COSTS	CAPITAL	CUMULATIVE	10 DISCNT
SESE SECTION 5-11N-61W PUD ()										
	28,536	22,372	24,256	19,016	2,294,933	206,544	512,500	750,000	825,889	443,185
Grand Total:										
	28,536	22,372	24,256	19,016	2,294,933	206,544	512,500	750,000	825,889	443,185

PROVED PRODUCING RESERVES

Rate/Time Graph

Date: 1/15/2015
Time: 11:00 AM

Lease Name: LEWTON CO F UNIT #1 ()
County, ST: ADAMS, CO
Location: S1 W62 31 N2 SW NW

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: COUGAR



LEWTON CO F UNIT #1 - COUGAR
LEWTON CO F UNIT #1
S1 W62 31 N2 SW NW
D SAND
NATURAL RESOURCES GROUP INCORPORATED
100,000
10,000
1,000
100
10
Monthly Rate
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Time

Date: 1/15/2015 Time: 11:00 AM

Annual CashFlow Report

Lease Name: LEWTON CO F UNIT #1 ()
County, ST: ADAMS, CO
Location: S1 W62 31 N2 SW NW

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: COUGAR
Reserve Type/Class: Proved/Developed, Producing

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	1	35	618	29	519	91.25	5.02	5,285
12/2015	1	201	3,550	169	2,982	91.25	5.02	30,346
12/2016	1	186	3,291	156	2,764	91.25	5.02	28,131
12/2017	1	172	3,051	145	2,562	91.25	5.02	26,077
12/2018	1	160	2,828	134	2,375	91.25	5.02	24,173
12/2019	1	148	2,621	124	2,202	91.25	5.02	22,408
12/2020	1	137	2,430	115	2,041	91.25	5.02	20,773
12/2021	1	127	2,253	107	1,892	91.25	5.02	19,256
12/2022	1	118	2,088	99	1,754	91.25	5.02	17,850
12/2023	1	109	1,936	92	1,626	91.25	5.02	16,547
12/2024	1	101	1,794	85	1,507	91.25	5.02	15,339
12/2025	1	94	1,663	79	1,397	91.25	5.02	14,219
12/2026	1	87	1,542	73	1,295	91.25	5.02	13,181
12/2027	1	81	1,429	68	1,201	91.25	5.02	12,219
12/2028	1	75	1,325	63	1,113	91.25	5.02	11,327
Remainder:		558	9,877	469	8,297	91.25	5.02	84,434
Grand Total:		2,390	42,296	2,008	35,529	91.25	5.02	361,567

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	650	714	3,921	0	3,921	3,921	3,875
12/2015	3,900	4,100	22,346	0	22,346	26,267	20,910
12/2016	3,900	3,800	20,430	0	20,430	46,697	17,379
12/2017	3,900	3,523	18,654	0	18,654	65,351	14,426
12/2018	3,900	3,266	17,007	0	17,007	82,359	11,957
12/2019	3,900	3,027	15,481	0	15,481	97,840	9,895
12/2020	3,900	2,806	14,066	0	14,066	111,906	8,173
12/2021	3,900	2,602	12,755	0	12,755	124,661	6,737
12/2022	3,900	2,412	11,539	0	11,539	136,199	5,541
12/2023	3,900	2,236	10,412	0	10,412	146,611	4,545
12/2024	3,900	2,072	9,367	0	9,367	155,978	3,718
12/2025	3,900	1,921	8,398	0	8,398	164,376	3,030
12/2026	3,900	1,781	7,501	0	7,501	171,877	2,460
12/2027	3,900	1,651	6,668	0	6,668	178,545	1,989
12/2028	3,900	1,530	5,897	0	5,897	184,442	1,599
Remainder:	45,500	11,407	27,527	0	27,527	211,969	5,205
Grand Total:	100,750	48,848	211,969	0	211,969	211,969	121,440

Discount Present Worth:

0.00 %	211,969
10.00 %	121,440
20.00 %	84,941
30.00 %	66,027
40.00 %	54,581
50.00 %	46,927
60.00 %	41,446
70.00 %	37,324
80.00 %	34,107
90.00 %	31,523
100.00 %	29,400

Economic Dates:

Effective Date	11/2014
Calculated Limit	08/2040
Economic Life	310 Months
	25 Years 10 Months

Economics Information:

Net Payout Date:	11/2014
Rate of Return:	>100 %
Return on Investment:	0.00
Disc Return on Invest:	0.00

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	9,583	142,968
Historic Gross	7,193	100,672
Gross at Eff Date	7,193	100,672
Remaining Gross	2,390	42,296
Remaining Net	2,008	35,529

BTU Content: 1.000 mmbtu/mcf
Gravity: Oil: 28.00 Gas: 0.800

Initial Division of Interest:

WI: 100.000000		NRI	ORI
	Oil:	84.000000	0.000000
	Gas:	84.000000	0.000000
Reversion Date: None	Injection:	0.000000	0.000000

Rate/Time Graph

Date: 1/15/2015
Time: 11:00 AM

Lease Name: UPRR NICHOLS (1)
County, ST: ADAMS, CO
Location: S1 W62 33 NW NE SE

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: KETTLE



UPRR NICHOLS - KETTLE
UPRR NICHOLS (1)
S1 W62 33 NW NE SE
DAKOTA D/SD/
NATURAL RESOURCES GROUP INCORPORATED
10,000
1,000
100
10
1
Monthly Rate
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Time

Date: 1/15/2015 Time: 11:00 AM

Annual CashFlow Report

Lease Name: UPRR NICHOLS (1)
County, ST: ADAMS, CO
Location: S1 W62 33 NW NE SE

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: KETTLE
Reserve Type/Class: Proved/Developed, Producing

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	1	42	0	35	0	91.25	0.00	3,220
12/2015	1	242	0	204	0	91.25	0.00	18,633
12/2016	1	227	0	192	0	91.25	0.00	17,510
12/2017	1	213	0	180	0	91.25	0.00	16,455
12/2018	1	201	0	169	0	91.25	0.00	15,464
12/2019	1	188	0	159	0	91.25	0.00	14,532
12/2020	1	177	0	150	0	91.25	0.00	13,656
12/2021	1	166	0	141	0	91.25	0.00	12,833
12/2022	1	156	0	132	0	91.25	0.00	12,060
12/2023	1	147	0	124	0	91.25	0.00	11,333
12/2024	1	138	0	117	0	91.25	0.00	10,650
12/2025	1	130	0	110	0	91.25	0.00	10,009
12/2026	1	122	0	103	0	91.25	0.00	9,406
12/2027	1	115	0	97	0	91.25	0.00	8,839
12/2028	1	108	0	91	0	91.25	0.00	8,306
Remainder:		739	0	625	0	91.25	0.00	57,016
Grand Total:		3,112	0	2,629	0	91.25	0.00	239,923

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	650	435	2,135	0	2,135	2,135	2,109
12/2015	3,900	2,517	12,216	0	12,216	14,350	11,430
12/2016	3,900	2,366	11,245	0	11,245	25,595	9,565
12/2017	3,900	2,223	10,332	0	10,332	35,927	7,990
12/2018	3,900	2,089	9,475	0	9,475	45,402	6,661
12/2019	3,900	1,963	8,669	0	8,669	54,070	5,540
12/2020	3,900	1,845	7,911	0	7,911	61,982	4,597
12/2021	3,900	1,734	7,200	0	7,200	69,181	3,803
12/2022	3,900	1,629	6,531	0	6,531	75,712	3,136
12/2023	3,900	1,531	5,902	0	5,902	81,614	2,577
12/2024	3,900	1,439	5,312	0	5,312	86,926	2,108
12/2025	3,900	1,352	4,757	0	4,757	91,682	1,716
12/2026	3,900	1,271	4,235	0	4,235	95,917	1,389
12/2027	3,900	1,194	3,745	0	3,745	99,662	1,117
12/2028	3,900	1,122	3,284	0	3,284	102,946	890
Remainder:	36,400	7,703	12,913	0	12,913	115,859	2,567
Grand Total:	91,650	32,414	115,859	0	115,859	115,859	67,196

Discount Present Worth:

0.00 %	115,859
10.00 %	67,196
20.00 %	47,024
30.00 %	36,493
40.00 %	30,115
50.00 %	25,855
60.00 %	22,809
70.00 %	20,522
80.00 %	18,739
90.00 %	17,308
100.00 %	16,134

Economic Dates:

Effective Date	11/2014
Calculated Limit	04/2038
Economic Life	282 Months
	23 Years 6 Months

Economics Information:

Net Payout Date:	11/2014
Rate of Return:	>100 %
Return on Investment:	0.00
Disc Return on Invest:	0.00

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	16,818	0
Historic Gross	13,706	0
Gross at Eff Date	13,706	0
Remaining Gross	3,112	0
Remaining Net	2,629	0

BTU Content: 1.000 mmbtu/mcf
Gravity: Oil: 39.00 Gas: 0.800

Initial Division of Interest:

			NRI	ORI
WI:	100.000000	Oil:	84.500000	0.000000
		Gas:	84.500000	0.000000
Reversion Date:	None	Injection:	0.000000	0.000000

Rate/Time Graph

Date: 1/15/2015
Time: 11:00 AM

Lease Name: SHANNON-ROBERTS (1A)
County, ST: BROOMFLD, CO
Location: N1 W68 26 C NE NE

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: SPINDLE



SHANNON-ROBERTS - SPINDLE
SHANNON-ROBERTS (1A)
N1 W68 26 C NE NE
SUSSEX SANDSTONE
NATURAL RESOURCES GROUP INCORPORATED
10,000
1,000
100
10
1
Monthly Rate
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Time

Date: 1/15/2015 Time: 11:00 AM

Annual CashFlow Report

Lease Name: SHANNON-ROBERTS (1A)
County, ST: BROOMFLD, CO
Location: N1 W68 26 C NE NE

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: SPINDLE
Reserve Type/Class: Proved/Developed, Producing

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	1	14	162	8	94	91.25	4.58	1,185
12/2015	1	83	944	48	552	91.25	4.58	6,948
12/2016	1	80	902	47	528	91.25	4.58	6,682
12/2017	1	77	862	45	504	91.25	4.58	6,427
12/2018	1	74	824	44	482	91.25	4.58	6,181
12/2019	1	72	787	42	460	91.25	4.58	5,945
12/2020	1	69	752	41	440	91.25	4.58	5,718
12/2021	1	67	719	39	420	91.25	4.58	5,500
12/2022	1	65	687	38	402	91.25	4.58	5,290
12/2023	1	62	656	37	384	91.25	4.58	5,089
12/2024	1	60	627	35	367	91.25	4.58	4,895
12/2025	1	58	599	34	350	91.25	4.58	4,709
12/2026	1	56	573	33	335	91.25	4.58	4,530
12/2027	1	54	547	32	320	91.25	4.58	4,358
12/2028	1	52	523	31	306	91.25	4.58	4,192
Remainder:		315	3,033	184	1,774	91.25	4.58	24,953
Grand Total:		1,260	13,194	737	7,718	91.25	4.58	102,602

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	488	83	614	0	614	614	607
12/2015	2,925	486	3,537	0	3,537	4,151	3,309
12/2016	2,925	468	3,290	0	3,290	7,441	2,798
12/2017	2,925	450	3,052	0	3,052	10,493	2,360
12/2018	2,925	433	2,824	0	2,824	13,316	1,985
12/2019	2,925	416	2,604	0	2,604	15,920	1,664
12/2020	2,925	400	2,393	0	2,393	18,313	1,390
12/2021	2,925	385	2,190	0	2,190	20,503	1,157
12/2022	2,925	370	1,995	0	1,995	22,498	958
12/2023	2,925	356	1,808	0	1,808	24,306	789
12/2024	2,925	343	1,627	0	1,627	25,934	646
12/2025	2,925	330	1,454	0	1,454	27,388	525
12/2026	2,925	317	1,288	0	1,288	28,676	422
12/2027	2,925	305	1,128	0	1,128	29,803	336
12/2028	2,925	293	974	0	974	30,777	264
Remainder:	20,231	1,747	2,975	0	2,975	33,751	626
Grand Total:	61,669	7,182	33,751	0	33,751	33,751	19,837

Discount Present Worth:

0.00 %	33,751
10.00 %	19,837
20.00 %	13,884
30.00 %	10,747
40.00 %	8,846
50.00 %	7,578
60.00 %	6,673
70.00 %	5,995
80.00 %	5,468
90.00 %	5,046
100.00 %	4,699

Economic Dates:

Effective Date	11/2014
Calculated Limit	11/2035
Economic Life	253 Months
	21 Years 1 Month

Economics Information:

Net Payout Date:	11/2014
Rate of Return:	>100 %
Return on Investment:	0.00
Disc Return on Invest:	0.00

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	3,748	126,020
Historic Gross	2,488	112,826
Gross at Eff Date	2,488	112,826
Remaining Gross	1,260	13,194
Remaining Net	737	7,718

BTU Content: 1.000 mmbtu/mcf
Gravity: Oil: 40.00 Gas: 0.800

Initial Division of Interest:

WI		NRI	ORI
75.000000	Oil:	58.500000	0.000000
	Gas:	58.500000	0.000000
	Injection:	0.000000	0.000000

Reversion Date: None

Rate/Time Graph

Date: 1/15/2015
Time: 11:00 AM

Lease Name: SHANNON-ROBERTS (2, 3 & 4)
County, ST: BROOMFIELD, CO
Location: N1 W68 26

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: SPINDLE



SHANNON-ROBERTS - SPINDLE
SHANNON-ROBERTS (2, 3 & 4)
N1 W68 26
NATURAL RESOURCES GROUP INCORPORATED
10,000
1,000
100
10
1
Monthly Rate
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
Time

Annual CashFlow Report

Lease Name: SHANNON-ROBERTS (2, 3 & 4)
County, ST: BROOMFIELD, CO
Location: N1 W68 26

Operator: NATURAL RESOURCES GROUP INCORPORATED
Field Name: SPINDLE
Reserve Type/Class: Proved/Developed, Producing

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	3	20	175	15	136	91.25	4.29	1,972
12/2015	3	113	1,010	88	788	91.25	4.29	11,400
12/2016	3	106	950	82	741	91.25	4.29	10,691
12/2017	3	99	893	77	696	91.25	4.29	10,027
12/2018	3	93	839	72	654	91.25	4.29	9,404
12/2019	3	87	789	68	615	91.25	4.29	8,819
12/2020	3	81	741	63	578	91.25	4.29	8,271
12/2021	3	76	697	59	544	91.25	4.29	7,757
12/2022	3	71	655	56	511	91.25	4.29	7,275
12/2023	3	67	616	52	480	91.25	4.29	6,823
12/2024	3	63	579	49	452	91.25	4.29	6,399
12/2025	3	59	544	46	424	91.25	4.29	6,002
12/2026	3	55	512	43	399	91.25	4.29	5,629
12/2027	3	52	481	40	375	91.25	4.29	5,279
12/2028	3	48	452	38	353	91.25	4.29	4,951
Remainder:		42	390	32	305	91.25	4.29	4,268
Grand Total:		1,130	10,322	881	8,051	91.25	4.29	114,968

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	650	266	1,056	0	1,056	1,056	1,043
12/2015	3,900	1,540	5,960	0	5,960	7,016	5,578
12/2016	3,900	1,444	5,347	0	5,347	12,363	4,549
12/2017	3,900	1,355	4,772	0	4,772	17,135	3,691
12/2018	3,900	1,270	4,233	0	4,233	21,368	2,977
12/2019	3,900	1,191	3,728	0	3,728	25,096	2,383
12/2020	3,900	1,117	3,254	0	3,254	28,350	1,891
12/2021	3,900	1,048	2,809	0	2,809	31,159	1,485
12/2022	3,900	983	2,392	0	2,392	33,552	1,149
12/2023	3,900	922	2,001	0	2,001	35,553	874
12/2024	3,900	865	1,635	0	1,635	37,188	649
12/2025	3,900	811	1,291	0	1,291	38,478	466
12/2026	3,900	760	968	0	968	39,446	318
12/2027	3,900	713	666	0	666	40,112	199
12/2028	3,900	669	382	0	382	40,494	104
Remainder:	3,575	577	116	0	116	40,610	29
Grand Total:	58,825	15,532	40,610	0	40,610	40,610	27,387

Discount Present Worth:

0.00 %	40,610
10.00 %	27,387
20.00 %	20,549
30.00 %	16,519
40.00 %	13,905
50.00 %	12,086
60.00 %	10,751
70.00 %	9,730
80.00 %	8,924
90.00 %	8,272
100.00 %	7,732

Economic Dates:

Effective Date	11/2014
Calculated Limit	11/2029
Economic Life	181 Months
	15 Years 1 Month

Economics Information:

Net Payout Date:	11/2014
Rate of Return:	>100 %
Return on Investment:	0.00
Disc Return on Invest:	0.00

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	5,108	149,857
Historic Gross	3,978	139,535
Gross at Eff Date	3,978	139,535
Remaining Gross	1,130	10,322
Remaining Net	881	8,051

BTU Content: 1.000 mmbtu/mcf
Gravity: Oil: 28.00 Gas: 0.800

Initial Division of Interest:

		NRI	ORI
WI: 100.000000	Oil:	78.000000	0.000000
	Gas:	78.000000	0.000000
Reversion Date: None	Injection:	0.000000	0.000000

PROVED UNDEVELOPED RESERVES

Date: 1/15/2015 Time: 11:00 AM

Annual CashFlow Report

Lease Name: SESE SECTION 5-11N-61W PUD ()
County, ST: WELD, CO
Location: SESE 5-11N-61W

Operator: NATURAL RESOURCES GROUP
Field Name: GROVER
Reserve Type/Class: Proved/Undeveloped, Non-Producing

Date	Well Count	Gross Production Oil (Bbl)	Gross Production Gas (Mcf)	Net Production Oil (Bbl)	Net Production Gas (Mcf)	Average Prices Oil ($/Bbl)	Average Prices Gas ($/Mcf)	Sales Total ($)
12/2014	0	0	0	0	0	0.00	0.00	0
12/2015	0	4,772	3,170	4,056	2,694	91.25	4.29	381,706
12/2016	1	5,519	4,434	4,691	3,769	91.25	4.29	444,252
12/2017	1	3,081	2,538	2,619	2,157	91.25	4.29	248,256
12/2018	1	2,260	1,854	1,921	1,576	91.25	4.29	182,072
12/2019	1	1,823	1,486	1,550	1,263	91.25	4.29	146,839
12/2020	1	1,546	1,252	1,314	1,064	91.25	4.29	124,482
12/2021	1	1,352	1,089	1,149	925	91.25	4.29	108,846
12/2022	1	1,207	967	1,026	822	91.25	4.29	97,166
12/2023	1	1,086	870	923	739	91.25	4.29	87,430
12/2024	1	978	783	831	665	91.25	4.29	78,687
12/2025	1	880	704	748	599	91.25	4.29	70,818
12/2026	1	792	634	673	539	91.25	4.29	63,737
12/2027	1	713	570	606	485	91.25	4.29	57,363
12/2028	1	641	513	545	436	91.25	4.29	51,627
Remainder:		1,884	1,508	1,602	1,282	91.25	4.29	151,653
Grand Total:		28,536	22,372	24,256	19,016	91.25	4.29	2,294,933

Date	Operating Expenses ($)	Taxes ($)	Operating Income ($)	Other Costs ($)	Periodic Cash Flow ($)	Cumulative Cash Flow ($)	10% Cash Flow ($)
12/2014	0	0	0	0	0	0	0
12/2015	10,000	34,354	337,353	750,000	-412,647	-412,647	-380,967
12/2016	30,000	39,983	374,270	0	374,270	-38,378	320,453
12/2017	30,000	22,343	195,913	0	195,913	157,536	151,924
12/2018	30,000	16,386	135,685	0	135,685	293,221	95,552
12/2019	30,000	13,215	103,623	0	103,623	396,844	66,305
12/2020	30,000	11,203	83,278	0	83,278	480,123	48,428
12/2021	30,000	9,796	69,050	0	69,050	549,172	36,496
12/2022	30,000	8,745	58,421	0	58,421	607,593	28,068
12/2023	30,000	7,869	49,562	0	49,562	657,155	21,648
12/2024	30,000	7,082	41,605	0	41,605	698,760	16,523
12/2025	30,000	6,374	34,445	0	34,445	733,205	12,437
12/2026	30,000	5,736	28,000	0	28,000	761,205	9,192
12/2027	30,000	5,163	22,200	0	22,200	783,405	6,627
12/2028	30,000	4,646	16,980	0	16,980	800,386	4,610
Remainder:	112,500	13,649	25,504	0	25,504	825,889	5,887
Grand Total:	512,500	206,544	1,575,889	750,000	825,889	825,889	443,185

Discount Present Worth:

0.00 %	825,889
10.00 %	443,185
20.00 %	253,266
30.00 %	145,086
40.00 %	77,574
50.00 %	32,757
60.00 %	1,694
70.00 %	-20,509
80.00 %	-36,736
90.00 %	-48,786
100.00 %	-57,835

Economic Dates:

Effective Date	11/2014
Calculated Limit	09/2032
Economic Life	215 Months
	17 Years 11 Months

Economics Information:

Net Payout Date:	02/2017
Rate of Return:	60.66 %
Return on Investment:	2.10
Disc Return on Invest:	1.64

Economics Summary:

	Bbl Oil	Mcf Gas
Ultimate Gross	28,536	22,372
Historic Gross	0	0
Gross at Eff Date	0	0
Remaining Gross	28,536	22,372
Remaining Net	24,256	19,016

BTU Content: 1.000 mmbtu/mcf
Gravity: Oil: 28.00 Gas: 0.800

Initial Division of Interest:

WI:	100.000000		NRI	ORI
		Oil:	85.000000	0.000000
		Gas:	85.000000	0.000000
Reversion Date:	None	Injection:	0.000000	0.000000